Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
This certification will be provided when the Registrant completes its restatement of certain financial statements and evaluation of disclosure controls and procedures and internal control over financial reporting and amends this Form 10-Q to include the financial and information required by Part I, Items 1 and 2. Please see the Registrant’s Notification of Late Filing on Form 12b-25 filed with the Commission as of the date hereof for more details.

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